MONMOUTH REAL ESTATE INVESTMENT CORPORATION

 Employment of the Executive Vice-President-Cynthia J. Mrgenstern



             AGREEMENT EFFECTIVE JANUARY 15, 2004 as
                   amended September 16, 2004



    BY AND BETWEEN:    Monmouth Real Estate Investment
                       Corporation, A Maryland
                       Corporation ("Corporation")

    AND:               Cynthia J. Morgenstern ("Employee")

    Corporation desires to employ Employee to the business of
    the Corporation and   Employee desires to be so employed.
    The parties agree as follows:

    1.   Employment.

    Corporation agrees to employ Employee and Employee agrees to be employed in the capacity as Executive Vice-President for a term of three (3) years effective January 15, 2004 and terminating January 14, 2007.

    2.   Time and Efforts.

    Employee shall diligently and conscientiously devote her time and attention and use her best efforts in the discharge of her duties as Executive Vice-President of the Corporation.

    3.   Board of Directors.

   Employee should at all times discharge her duties in consultation with and under the supervision of the Board of Directors of the Corporation. In the performance of her duties, Employee shall make her principal office in such place as the Board of Directors of the Corporation and Employee from time to time agree.

    4.   Compensation.

   Corporation shall pay to Employee as compensation for her services a base salary, which shall be paid in equal weekly installments, as follows:

   (a.) For the year beginning January 15, 2004 and ending on
   January 14, 2005, the   base salary shall be $160,000
   annually;

   (b.) For the year beginning January 15, 2005 and ending on January 14, 2006, the base salary shall be $176,000 annually;

   (c.) For the year beginning January 15, 2006 and ending on January 14, 2007, the base salary shall be $194,000 annually;

   The employee shall purchase a disability insurance policy so that in the event of a disability exceeding 90 days, during which period employee's salary will continue, the employee will receive lost wages from the disability policy. The Corporation will reimburse the employee for the cost of such insurance.

   Thereafter, the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Employment Agreement not be renewed or extended, in which event this Employment Agreement shall expire as of the expiration date or anniversary date, respectively.

   In the event of a merger of the Corporation, or upon any change of control, defined as either voting control or control of 25% of the Board of Directors by other than the existing directors, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be one year from January 14, 2007. If there is a termination of employment for any reason, either involuntary or voluntary, Employee shall be entitled to receive one year's compensation at the date of termination. The compensation is to be at the greater of current compensation or that at the date of merger or change of control.

   5.   Bonuses.

   Bonuses shall be paid at the discretion of the Board of Directors or the President.

   6.   Expenses.

   Corporation will reimburse Employee for reasonable and necessary expenses incurred by her in carrying out her duties under this Agreement. Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

   7.   Vacation.

   Employee shall be entitled to take four (4) paid weeks vacation per year.

   8.   Pension.

   Employee, at her option, may participate in the 401-k plan of United Mobile Homes, Inc., according to its terms.

   9.   Life and Health Insurance Benefits.

   Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to the employees of United Mobile Homes, Inc. as may be modified from time to time. Plan description is detailed in Exhibit A attached.

   10. The Employee shall be provided with a company automobile.



   11.  Notices.

   All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

          Corporation:   MREIC
                         Juniper Business Plaza
                         3499 Route 9N, Suite 3C
                         Freehold, NJ 07728

          Employee:      Cynthia J. Morgenstern
                         317 Ace Dr.
                         Wall. NJ  07719

   12.   Governing Law.

   This Agreement shall be construed and governed in accordance with the laws the State of New Jersey.

   13.   Entire Contract.

   This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This agreement may be amended only in writing signed by both parties hereto.

   IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.


              MONMOUTH REAL ESTATE INVESTMENT CORPORATION





   (SEAL)        By:   /s/ Ernest V. Bencivenga
                        Ernest V. Bencivenga, Treasurer



                  By:   /s/ Cynthia J. Morgenstern
                       Cynthia J. Morgenstern, Employee



   Dated: September 16, 2004